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                                                                  EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

     Republic Environmental Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certifies as follows:

          1. That Article One of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                 "ARTICLE ONE

                        The name of the Corporation is:

                     International Alliance Services, Inc."

          2. That the first paragraph of Article Four of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                        "ARTICLE FOUR

                      The total number of shares of all classes of stock which
                 this Corporation shall have authority to issue is 100,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes of stock that this Corporation has authority to issue is $1,000,000.00."

          3. That said amendments to this Certificate of Amendment to the Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          4. That this Certificate of Amendment to the Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.
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    THE UNDERSIGNED, being the Executive Vice President and Chief Operating
Officer of this Corporation, hereby declares and certifies that this Certificate of Amendment to the Certificate of Incorporation of Republic Environmental Systems, Inc. is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 17th day of October, 1996.


                                     REPUBLIC ENVIRONMENTAL SYSTEMS, INC.



                                     By: /s/ Douglas R. Gowland
                                         ____________________________
                                         Douglas R. Gowland,
                                         Executive Vice President and
                                         Chief Operating Officer